Exhibit 99.1

PragerMetis

Tommy Boy Music, LLC
Financial Statements
December 31, 2020 and 2019

www.pragermetis.com An affiliate of Prager Metis International NORTH AMERICA EUROPE ASIA

Independent Auditor’s Report	1 – 2

Financial Statements

Balance Sheets	3

Statements of Income	4

Statements of Members’ Equity	5

Statements of Cash Flows	6

Notes to Financial Statements	7 – 14

Independent Auditor’s Report

To the Members of

Tommy Boy Music, LLC

We have audited the accompanying financial statements of Tommy Boy Music, LLC, which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of income, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tommy Boy Music, LLC as of December 31, 2020 and 2019, and the results of its operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Prager Metis CPAs, LLC

New York, New York

May 28, 2021

Tommy Boy Music, LLC

Balance Sheets

December 31, 2020 and 2019

	2020	2019
Assets
Current assets
Cash	$1,653,120	$607,777
Accounts receivable	-	6,332
Royalty advances, current	328,313	335,000
Prepaid expenses and other current assets	939,663	810,798
Total current assets	2,921,096	1,759,907

Property and equipment, net	21,444	27,571

Royalty advances, net of current	2,754,177	3,075,803
Intangible assets, net	5,332,304	4,350,997
Security deposits	61,500	61,500
	8,169,425	7,515,871

Total assets	$11,090,521	$9,275,778

Liabilities and members' equity
Liabilities
Current liabilities
Accounts payable and accrued expenses	$90,966	$68,699
Royalties payable	1,260,830	1,042,471
Income taxes payable	48,060	75,931
Total current liabilities	1,399,856	1,187,101
Long-term liability
Revolving loans payable, net	2,815,993	-
Total liabilities	4,215,849	1,187,101
Total members' equity	6,874,672	8,088,677
Total liabilities and members' equity	$11,090,521	$9,275,778

The accompanying notes are an integral part of these financial statements.

Tommy Boy Music, LLC

Statements of Income

Years Ended December 31, 2020 and 2019

	2020	2019
Revenue	$8,271,649	$7,610,555

Cost of revenue	2,089,190	1,974,757

Gross profit	6,182,459	5,635,798

Operating expenses
Payroll and related expenses	728,622	533,867
Occupancy and utilities	416,415	513,021
Professional fees	630,191	498,075
Total operating expenses	1,775,228	1,544,963

Income from operations before depreciation and amortization expense	4,407,231	4,090,835

Depreciation and amortization expense	728,133	751,918

Income from operations	3,679,098	3,338,917

Other expense
Interest expense	89,706	-

Income before provision for income taxes	3,589,392	3,338,917

Provision for income taxes	146,897	132,934

Net income	$3,442,495	$3,205,983

The accompanying notes are an integral part of these financial statements.

Tommy Boy Music, LLC

Statements of Members’ Equity

Years Ended December 31, 2020 and 2019

	Class A	Class B	Class C
	Members	Member	Member	Total
Balance at January 1, 2019	$8,432,694	$-	$-	$8,432,694

Net income	2,077,584	1,128,399	-	3,205,983

Distributions	(3,550,000)	-	-	(3,550,000)

Balance at December 31, 2019	6,960,278	1,128,399	-	8,088,677

Net income	1,969,630	1,400,623	72,242	3,442,495

Distributions	(4,100,000)	(556,500)	-	(4,656,500)

Balance at December 31, 2020	$4,829,908	$1,972,522	$72,242	$6,874,672

The accompanying notes are an integral part of these financial statements.

Tommy Boy Music, LLC

Statements of Cash Flows

Years Ended December 31, 2020 and 2019

	2020	2019
Cash flows from operating activities
Net income	$3,442,495	$3,205,983
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	728,133	751,918
Amortization of deferred financing costs included in interest expense	45,394	-
Changes in operating assets and liabilities
Accounts receivable	6,332	5,034
Royalty advances	-	(50,000)
Prepaid expenses and other current assets	(128,864)	(273,801)
Security deposits	-	(61,500)
Accounts payable and accrued expenses	22,266	12,762
Royalties payable	218,359	314,789
Taxes payable	(27,871)	(34,069)
Net cash provided by operating activities	4,306,244	3,871,116

Cash flows from investing activities
Purchase of property and equipment	-	(30,634)
Purchase of intangible assets	(1,375,000)	(80,000)
Net cash used in investing activities	(1,375,000)	(110,634)

Cash flows from financing activities
Borrowings on revolving loans payable	3,073,227	-
Deferred financing payments	(302,628)	-
Members' distributions	(4,656,500)	(3,550,000)
Net cash used in financing activities	(1,885,901)	(3,550,000)

Net increase in cash	1,045,343	210,482

Cash at the beginning of the year	607,777	397,295
Cash at the end of the year	$1,653,120	$607,777

Supplemental disclosure of cash flow information

Income taxes paid	$138,173	$54,563
Interest expense paid	$76,678	$-

The accompanying notes are an integral part of these financial statements.

Tommy Boy Music, LLC

Notes to Financial Statements

December 31, 2020 and 2019

Note 1	Description of Business

Tommy Boy Music, LLC (the “Company”) is a limited liability company that was incorporated in the state of Delaware on June 21, 2017. The Company was formed to make certain acquisitions in the music recording industry.

On June 30, 2017, the Company (formerly known as TBM, LLC) purchased all of the stock of Tommy Boy Music Inc. Tommy Boy Music Inc. merged with and into TBM, LLC, with TBM, LLC being the surviving entity. In connection with the merger, TBM, LLC changed its name to Tommy Boy Music, LLC.

The Company creates, markets, and distributes audio and video entertainment products through all physical and digital outlets as well as licensing music rights for re-use globally.

The Company’s recorded music business primarily consists of the acquisition, management, and development of music catalogs.

Note 2	Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results may differ from those estimates.

Revenue Recognition

On January 1, 2020, the Company adopted the Financial Accounting Standards Board (“FASB”) guidance in Accounting Standards Codification Topic 606 (“ASC 606”) which replaces the guidance in former Topic 605, Revenue Recognition and ASC 928-605, Entertainment – Music. Management determined that revenue recognized pursuant to the new guidance is consistent with the previous revenue recognition policy. The Company recognizes revenue when, or as, control of the promised services or goods is transferred to customers and in an amount that reflects the consideration the Company is contractually due in exchange for those services or goods.

Label Revenue

The Company receives its label revenue through the exploitation of owned and licensed copyrights sold on retail platforms as physical products, digital downloads or streams either through its distributor, through a direct sale to consumers, or as a sale to a retailer for distribution to a consumer.

Tommy Boy Music, LLC

Notes to Financial Statements

December 31, 2020 and 2019

Note 2	Summary of Significant Accounting Policies (continued)

Distributor revenue is recognized monthly with income reported net of distribution fees and reduced further by expenses incurred by the Company to prepare product for distribution. These expenses include manufacturing services provided by the distributor, warehouse storage costs and marketing programs offered by the distributor. The activity from the distribution statement is booked in the month of receipt.

Music Publishing Revenue

Music publishing revenue is earned from the receipt of royalties relating to the licensing of rights in musical compositions. The receipt of royalties principally relates to amounts earned from the public performance of copyrighted material, the mechanical reproduction of copyrighted material on recorded media including digital formats, and the use of copyrighted material in synchronization with visual images. Consistent with industry practice, music publishing royalties, except for synchronization royalties, generally are recognized as revenue when cash is received.

Consistent with industry practice, revenue from streaming of recorded music through digital distribution channels is recognized when the music is streamed and related activity accounting reports are delivered by the providers.

At December 31, 2020 and 2019, management has estimated the amount of accrued revenue related to its music royalties that is attributed to performance of its copyrights for the quarters ended December 31, 2020 and 2019, respectively. Such balances amounted to $899,060 and $681,603, respectively, and it is reported as a component of prepaid expenses and other current assets on the balance sheets.

Gross Versus Net Revenue Classification

In the normal course of business, the Company acts as an intermediary or agent with respect to certain payments received from third parties. Pursuant to ASC 606, the transactions are recorded on a “gross” or “net” basis depending on whether the Company is acting as the “principal” in the transaction or acting as an “agent” in the transaction. The Company serves as the principal in transactions in which it has substantial risks and rewards of ownership and, accordingly, revenue is recorded on a gross basis. For those transactions in which the Company does not have substantial risks and rewards of ownership, the Company is considered an agent and, accordingly, revenue is recorded on a net basis.

To the extent revenue is recorded on a gross basis, any royalties paid to third parties are recorded as expenses so that the net amount (gross revenue less expenses) flows through operating income. To the extent revenue is recorded on a net basis, revenue is reported based on the amounts received net of participations and royalties paid to third parties. In both cases, the impact on operating income is the same whether the Company records the revenue on a gross or net basis.

Tommy Boy Music, LLC

Notes to Financial Statements

December 31, 2020 and 2019

Note 2	Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable are carried at original invoice amount. Management determines if an allowance is necessary on specifically identified customers. Accounts are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. Accounts are considered past due if a portion of the receivable balance is outstanding for more than thirty days past the customer’s terms. At December 31, 2020 and 2019 management has determined that no allowance for doubtful accounts was necessary.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated utilizing the straight-line method over the estimated useful lives of the assets. Estimated service lives range from three to ten years. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the lease term. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in income. Repairs and maintenance are charged to operating expenses while improvements and betterments are capitalized.

Advertising

Advertising costs are expensed as incurred. For the years ended December 31, 2020 and 2019 advertising costs amounted to $67,750 and $137,729, respectively.

Royalty Advances

In connection with previous acquisitions, the Company allocated certain artist writers advances it believes are recoverable from future royalties to be earned by the recording artists. Artists’ balances recoverability varies in both amount and expected life based on the earning history of each recording.

The Company’s decision to recognize these artists’ balances as an asset (royalty advances) requires significant judgment as to the recoverability of the advance. In determining whether the artist balance is recoverable, the Company evaluates among other factors, the current and past popularity of the recording artist and the earning history of the recording artist. As part of the ongoing assessment of recoverability, the Company monitors the projection of future sales based on the current environment. Royalty advances are periodically reviewed for recoverability. To the extent that a portion of an outstanding advance is no longer deemed recoverable, that amount will be expensed in the period the determination is made.

Royalty costs are reported and paid by the Company semi-annually. The Company first reduces the unrecouped portion of the artist’s advance by the amount of royalties earned by the writer, if applicable. Once the artist’s advance has been recouped, the Company will remit directly to the artist his or her portion of the payment, while retaining their share of the payment as stipulated in the artist agreement. The amount of unrecouped royalty advances was $3,082,490 and $3,410,803 as of the years ended December 31, 2020 and 2019, respectively.

Tommy Boy Music, LLC

Notes to Financial Statements

December 31, 2020 and 2019

Note 2	Summary of Significant Accounting Policies (continued)

In connection with the royalty revenue that the Company receives, the Company pays a certain percentage to the recording artist to the extent that revenues are received. The percentage paid is in accordance with the underlying rights agreement. As of December 31, 2020 and 2019, the Company has accrued $1,260,830 and $1,042,471 of royalties that are due and payable to the recording artists.

Intangible Assets

Intangible assets consist of music recording copyrights. The Company evaluates the recoverability of its intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. Such circumstances could indicate but are not limited to a significant adverse change in the estimated future cash inflows attributable to the assets and related future economic benefits. To the extent the estimated future cash inflows attributable to the asset, less estimated future cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. The Company has determined there was no impairment to intangible assets during the years ended December 31, 2020 and 2019.

Deferred Financing Costs

The Company accounts for its deferred financing costs in accordance with FASB Accounting Standards Update (“ASU”) No. 2015-03 Interest-Imputation of Interest (Subtopic 835-30). Financing costs are presented on the balance sheet as a direct reduction from the carrying value of the debt liability, and amortization expense is included as a component of interest expense.

Income Taxes

The Company is treated as a partnership for federal and state income tax purposes. A partnership is not a tax paying entity for federal and state income tax purposes. Income, loss, deductions and credits pass through proportionally to its members and are taxed at the individual members’ income tax rates. Accordingly, no provision for federal and state income taxes is recorded in the financial statements. The Company is subject to New York City unincorporated business tax which is reported on the statements of income.

Tommy Boy Music, LLC

Notes to Financial Statements

December 31, 2020 and 2019

Note 2	Summary of Significant Accounting Policies (continued)

The Company follows the provisions of ASC 740-10, Accounting for Uncertainty in Income Taxes, where an entity must recognize the effect associated with the tax position taken for tax return purposes when it is more likely than not that the position will be sustained. The implication of FASB ASC 740-10-25 had no impact on the Company’s financial statements. Currently the 2018 through 2020 tax years are open and subject to examination by the taxing authorities. The Company does not believe there are any material uncertain positions and, accordingly, it did not recognize any liability for unrecognized tax effects in the accompanying financial statements.

Note 3	Intangible Assets

During 2020, the Company entered into an agreement to acquire revenue rights of a music catalog for a total amount of $1,375,000. As of December 31, 2020 and 2019, intangible assets consisting of music recording copyrights, are recorded at cost of $6,315,801 and $4,940,801 less accumulated amortization of $983,497 and $589,804, respectively. The music recording copyrights are amortized using the straight-line method over 15 years. Amortization expense was $393,693 and $328,053 for the years ended December 31, 2020 and 2019, respectively. The expected amortization for each of the next five years and thereafter are as follows:

Years Ending
December 31,
2021	$419,720
2022	419,720
2023	419,720
2024	419,720
2025	419,720
Thereafter	3,233,704

Total	$5,332,304

Note 4	Revolving Loans Payable

Effective March 25, 2020, the Company entered into a revolving loan agreement with a bank with a maximum amount available under the credit facility of $20,000,000. The revolving loans are secured by certain assets of the Company. All amounts drawn on the credit facility bear interest at prime rate minus 0.25%. The effective rate as of December 31, 2020 was 3.00%. All outstanding loans are due and payable upon the maturity date of March 25, 2025. At December 31, 2020 the outstanding balance was $2,815,993, net of unamortized financing costs of $257,234.

The Company incurred deferred financing costs of $302,628 which are being amortized over the term of the revolving loan agreement.

Tommy Boy Music, LLC

Notes to Financial Statements

December 31, 2020 and 2019

Note 4	Revolving Loans Payable (continued)

Interest expense for the year ended December 31, 2020 was $89,706, including $45,394 of deferred financing costs amortization.

Note 5	Members’ Equity

As provided for in the Company’s Operating Agreement (“Agreement”), there are three classes of members, Class A, Class B, and Class C. The Company maintains a separate capital account for each type of member. Such accounts are increased or decreased by the amounts of any capital contributions or distributions as well as any allocation of profits or losses in proportion of their ownership percentages.

Class A Members are entitled to a preferred return (as defined in the Agreement) of 19% per annum based on their outstanding Member’s capital contribution.

Profits for any year are allocated among the Members in the following order and priority, as provided for in the Agreement:

a)	Class A Members, Class B Members and Class C Members who have received allocations of losses pursuant to the Agreement, in proportion to and in reverse order of such allocations of losses, until the aggregate amount of profits allocated to such Members for the current and all preceding years equals the aggregate amount of losses allocated to such Members in all preceding years;
b)	Class A Members in proportion to their capital contributions, until each Class A Member has been allocated profits equal to such Class A Member’s preferred return;
c)	Class A Members and Class B Members in proportion to 42.5% and 57.5%, respectively, until the Class A Members and Class B Members have been allocated profits equal to an aggregate amount of $3,478,260 ($1,478,260 to the Class A Members and $2,000,000 to the Class B Members) for the current and preceding years; and
d)	Members in proportion to their Company’s percentages.

Losses for any year shall be allocated among the Members in the following order and priority, as provided for in the Agreement:

a)	Class A Members, Class B Members, and Class C Members who have received allocations of profits pursuant to the Agreement, in proportion to and in reverse order of such allocations, until the aggregate amount of losses allocated for the current and all preceding years equals the aggregate amount of profits previously allocated to such Members in all preceding years;
b)	Class A Members, in proportion to their positive capital account balances until such balances are reduced to zero; and
c)	Class A Members, Class B Members and Class C Members, in proportion to their Company’s percentages.

Tommy Boy Music, LLC

Notes to Financial Statements

December 31, 2020 and 2019

Note 5	Members’ Equity (continued)

The Class B Member has been appointed as the manager of the Company as described in the Agreement. As compensation for the services required pursuant to the operating agreement, the Company paid the manager $220,000 and $150,000 in 2020 and 2019, respectively. In addition, the Class C member received a compensation of $220,000 and $150,000 in 2020 and 2019, respectively, for services rendered to the Company. Compensation expenses were reported in payroll and related expenses on the statements of income.

Note 6	Commitment and Contingencies

Lease Commitment

The Company is under a cancelable operating lease for office space in New York City, which expires on August 31, 2024.

Future minimum rent payments under the lease is as follows:

Years Ending
December 31,
2021	$154,030
2022	149,437
2023	153,918
2024	105,042
$562,427

Contingencies

In connection with the acquisition of Tommy Boy Music, Inc. (Note 1), the Company is indemnified by the seller party against certain losses incurred by the Company that arose from or as a result of the acquisition of Tommy Boy Music, Inc. As of December 31, 2020 and 2019, the Company has not incurred losses that were a result of the acquisition.

From time to time in the normal course of business, the Company may be a party to various claims or litigation matters. At December 31, 2020 and 2019, no active claims or litigations were pending against the Company.

Uncertainty Due to COVID-19

The worldwide outbreak of COVID-19, which was declared a pandemic by the World Health Organization in March 2020, has impacted and may continue to impact global commerce. The full impact of the COVID-19 outbreak continues to evolve, and management is actively monitoring the situation. It is uncertain as to the magnitude the COVID-19 pandemic will have in the future on the global economy as well as the Company’s financial condition and future results of operations. To date, management has been able to effectively navigate the impact of the COVID-19 pandemic in meeting its operating and financial goals.

Tommy Boy Music, LLC

Notes to Financial Statements

December 31, 2020 and 2019

Note 7	Concentration of Credit Risk

Cash

The Company maintains its cash balances at one financial institution. Concentration of credit risk arises from balances that from time to time may exceed the Federal Deposit Insurance Corporation’s insurance limit. The Company has not experienced any losses in such accounts. The Company evaluates the financial strength and stability of the financial institution and it believes it is not exposed to any significant credit risk on its cash balance.

Revenue

For the year ended December 31, 2020, revenue to three major customers accounted for approximately 69% of total revenue. For the year ended December 31, 2019, revenue to four major customers accounted for approximately 74% of total revenue.

Note 8	Subsequent Events

The Company has evaluated subsequent events through May 28, 2021, which is the date the financial statements were available to be issued.